UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 12, 2014

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 8.01	Other Events.

By letter dated September 12, 2014 (the “Approval Letter”), the New York Department of Financial Services (the “Department”) approved ACP Re Ltd.’s (“ACP”) acquisition of Tower Group International, Ltd.’s (“Tower”) New York insurers. Because AmTrust is affiliated with ACP through common ownership, the Approval Letter notes the significant recent growth in AmTrust’s gross written premium and the likely further future growth resulting from its participation in transactions related to ACP’s acquisition of Tower, and states as follows:

“Moreover, the Trust [the 2005 Michael Karfunkel Grantor Retained Annuity Trust, which owns more than 10% of the issued and outstanding common stock of both ACP and AmTrust], as a controlling shareholder of AmTrust, which has recently experienced a significant growth in its gross written premium and will likely experience further future growth from its participation in the transactions resulting in connection with the Merger [the merger of Tower into a subsidiary of ACP], has indicated to the Department that it will cause AmTrust to take the following actions:

1.
In accordance with an actuarial plan (the “Plan”) submitted to and approved by the Department, AmTrust will strengthen its actuarial resources to ensure by year-end 2015 that its actuarial scale and capabilities are commensurate with its size. This will entail both hiring more actuaries, and ensuring that those currently on staff are adequately credentialed. Further, in accordance with the Plan, AmTrust will better institutionalize the role of its internal actuaries by creating a Global Chief Actuary position, as well as Global Chief Reserving and Pricing Actuaries, all of whom will be integrated into AmTrust’s executive management team.

2.
For the year ending December 31, 2015 and thereafter, AmTrust will cause its insurance company subsidiaries to maintain, in the aggregate, a ratio of net written premium to surplus of 3 to 1. Net written premium shall be net of reinsurance, including business retroceded by AmTrust International Insurance, Ltd. (“AII”) to Maiden Insurance Company, Ltd., a Bermuda insurer and an affiliate of the Applicants [ACP and affiliates], AmTrust and National General Holdings Corp. In support of the foregoing, AmTrust shall, subject to regulatory approval, modify its current intercompany reinsurance structure by reducing the quota share cession to AII to 60% effective January 1, 2015 and 50% effective January 1, 2016 and thereafter.

3.
AmTrust will cause the intercompany receivables included on line 4 of AII’s 2013 statutory balance sheet to be paid down on or before December 31, 2015, with at least 50% of the amount to be paid on or before December 31, 2014. The method(s) by which these receivables are paid off shall be subject to the review and prior approval of the Department.

4.
In light of AmTrust’s growth and increased geographic footprint, AmTrust will engage an external auditing firm with corresponding global resources and skills beginning with the audit for the annual period ending December 31, 2015. Before the engagement is undertaken, the selection of the auditing firm shall be subject to the review and prior approval of the Department.

5.
AmTrust shall, beginning with the month ending September 30, 2014, and for a period of not less than three years, provide to the Department any and all financial information as the Department may request.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	September 16, 2014

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary